Exhibit 21

     The seven registrants, Entergy Corporation, System Energy
Resources, Inc., Arkansas Power & Light Company, Gulf States
Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company and New Orleans Public Service Inc., and their active subsidiaries, are listed below:

                                                  State or Other
                                                 Jurisdiction of
                                                  Incorporation

        Entergy Corporation                          Delaware
        System Energy Resources, Inc. (a)            Arkansas
        Arkansas Power & Light Company (a)           Arkansas
        The Arklahoma Corporation (b)                Arkansas
        Gulf States Utilities Company (a)            Texas
        Varibus Corporation (c)                      Texas
        GSG&T, Inc. (c)                              Texas
        Southern Gulf Railway Company (c)            Texas
        Prudential Oil & Gas, Inc.(c)                Texas
        Louisiana Power & Light Company (a)          Louisiana
        Mississippi Power & Light Company (a)        Mississippi
        New Orleans Public Service Inc. (a)          Louisiana
        System Fuels, Inc.(d)                        Louisiana
        Entergy Services, Inc. (a)                   Delaware
        Entergy Power, Inc. (a)                      Delaware
        Entergy Operations, Inc. (a)                 Delaware
        Entergy Enterprises, Inc. (a)                Louisiana
        Entergy, S.A. (a)                            Argentina
        Entergy Argentina, S.A. (a)                  Argentina
        Entergy Transener, S.A. (a)                  Argentina
        Entergy Power Development Corporation (a)    Delaware
        Entergy Richmond Power Corporation (e)       Delaware
        Entergy Systems and Service, Inc. (f)        Delaware

_______________________

(a) Entergy Corporation owns all of the Common Stock of System Energy Resources, Inc., Arkansas Power & Light Company, Gulf States Utilities Company, Louisiana Power & Light Company, Mississippi Power & Light Company, New Orleans Public Service Inc., Entergy Services, Inc., Entergy Power, Inc., Entergy Operations, Inc., Entergy Enterprises, Inc., Entergy, S.A., Entergy Argentina, S.A., Entergy Transener, S.A., and
     Entergy Power Development Corporation.

(b) Arkansas Power & Light Company owns 34% of the Common Stock of The Arklahoma Corporation.

(c) Gulf States Utilities Company owns all of the Common Stock of Varibus Corporation, GSG&T, Inc., Southern Gulf Railway
     Company, and Prudential Oil & Gas, Inc.

(d) The capital stock of System Fuels, Inc. is owned in proportions of 35%, 33%, 19% and 13% by Arkansas Power & Light Company, Louisiana Power & Light Company, Mississippi Power & Light Company and New Orleans Public Service Inc., respectively.

(e)  Entergy Power Development Corporation owns all of the Common
     Stock of Entergy Richmond Power Corporation.

(f)  Entergy Enterprises, Inc. owns all of the Common Stock of
     Entergy Systems and Service, Inc.